Exhibit 10.3
Prepared by and return to:
Wyndham Vacation Resorts, Inc.
Office of the General Counsel
8427 South Park Circle
Orlando, Florida 32819
Attn: George Hewes, Esq.
FIRST AMENDMENT TO THE SECOND AMENDED
AND RESTATED FAIRSHARE VACATION PLAN
USE MANAGEMENT TRUST AGREEMENT
     This First Amendment to the Second Amended and Restated FairShare Vacation Plan Use Management Trust Agreement (this “Amendment”) is made effective as of the 16th day of March, 2009 by and between the Fairshare Vacation Owners Association, an Arkansas nonprofit corporation (the “Trustee” or, alternatively, the “Association”) and Wyndham Vacation Resorts, Inc., a Delaware corporation (“Wyndham”).
WITNESSETH THAT:
WHEREAS, the Second Amended and Restated FairShare Vacation Plan Use Management Trust Agreement dated as of March 14, 2008 (the “Trust Agreement”) amended and restated that certain Amended and Restated FairShare Vacation Plan Use Management Trust Agreement dated January 1, 1996, as amended, and said Amended and Restated FairShare Vacation Plan Management Use Trust Agreement amended and restated that certain FairShare Vacation Plan Use Management Trust Agreement dated June 26, 1991 which established a trust to permit the Beneficiaries to use and exchange Use Rights available through the Trust;
WHEREAS, the Trustee is the entity responsible for certain duties and obligations in connection with the operation and administration of the Trust, as set forth in the Trust Agreement;
WHEREAS, the Trustee has determined, after thorough consideration and analysis, that the Trust Agreement warrants being amended to clarify the Trustee’s or the Plan Manager’s authority to assess a late payment fee against all Members whose installment payment or annual payment of the FairShare Plus Assessment is delinquent;
WHEREAS, in order to conform the name of the Plan to other names and terms being used by the Trustee and Wyndham, Trustee desires to amend the name of the Plan; and
WHEREAS, the parties hereto desire, in accordance with the terms and provisions of Section 14.05 of the Trust Agreement, to modify the terms of the Trust Agreement as set forth in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
1. This Amendment and the Trust Agreement shall, for all purposes, be deemed to be one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Trust Agreement, the terms and provision of this Amendment shall, in all instances, control and prevail. Except as expressly defined herein, all words and phrases which are defined in the Trust Agreement shall have the same meanings in this Amendment as are ascribed to them in the Trust Agreement.
2. All references in the Trust Agreement to “FairShare Plus” shall be revised to read “Club Wyndham Plus.” Thus, for example, the second sentence of the definition of the term “Plan” in Article I shall read as follows:
     “The Plan is also known as the Club Wyndham Plus Program.”
3. Section 6.04 of the Trust Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     6.04 Expenses. Trustee shall have no liability for any expenses attributable to the operation and administration of the Plan or the Trust or the operation, maintenance, repair or replacement of any of the Trust Properties, all such expenses (i) to be paid out of, and to the extent of, the Club Wyndham Plus Assessments collected from time to time, or (ii) to be paid out of separate fees set by the Trustee and collected from time to time for specifically requested services.
4. Section 10.07 of the Trust Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     10.07 Delinquent Payment for Club Wyndham Plus Assessment. A Member shall be deemed to be delinquent in the payment of his Club Wyndham Plus Assessment or any installment thereof if such Member shall fail to pay the delinquent amount within thirty (30) days of the date that the Trustee (or the Plan Manager on behalf of the Trustee) sends written notice thereof. A past due notice shall be deemed to satisfy the requirement for such written notice. Once a Member is so delinquent, such Member shall no longer be entitled to use his Points in the Plan unless and until such delinquency is cured. In addition, the Trustee shall have the right to set a fee, to be assessed against each payment or installment of Club Wyndham Plus Assessment that is so delinquent. Further, the Trustee shall have (and each Member, by acquiring a Property Interest subject to this Trust Agreement or by assigning to the Trust the Use Rights in his Property Interest, shall be deemed to have granted to the Trustee) a lien or security interest in such Member’s Use Rights (or Property Interest) to the extent of the portion of the delinquency that constitutes Program Fees, which lien or security interest shall, in all respects, be subordinate to the lien or security of the underlying OA to the extent of the portion of the delinquency that constitutes OA fees and to the lien or security interest of any lender who has a previously recorded or perfected lien or security interest on such Member’s Property Interest. Upon the occurrence of a delinquency, the Trustee is hereby authorized to take all steps necessary to perfect its lien or security interest and to enforce its lien or security interest in any manner permitted by applicable law, including, but not limited to, a suit at law or a power of sale or enforcement of its lien or security interest in the manner provided for under applicable law.
5. The modifications to the Trust Agreement contained in this Amendment shall become effective on the date first written above, unless otherwise specifically noted.
6. The Trust Agreement shall remain in full force and effect except as hereby amended, and the Trust Agreement, as amended, is hereby approved, ratified and confirmed.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this First Amendment to the Second Amended and Restated FairShare Vacation Plan Use Management Trust Agreement as of the 13th day of February, 2009.

WYNDHAM VACATION RESORTS, INC., a Delaware corporation
By:	/s/ Alan S. Litwack
	Its: Senior Vice President	(SEAL)
Name (Printed) Alan S. Litwack

FAIRSHARE VACATION OWNERS ASSOCIATION an Arkansas nonprofit corporation, in its capacity as TRUSTEE
By:	/s/ Gary Byrd
	Its: Vice President	(SEAL)
Name (Printed) Gary Byrd

ACKNOWLEDGEMENT

STATE OF Florida	)
	)	SS.
COUNTY OF Orange	)
     On February 13, 2009 before me, the undersigned, a Notary Public in and for said State, personally appeared Alan S. Litwack personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within named instrument as Senior Vice President of Wyndham Vacation, Resorts Inc., a Delaware corporation, executed same in accordance with a resolution of the Board of Directors of the corporation or the corporate by-laws.
     WITNESS my hand and official seal.

Signature	/s/ Julie Kisha

Julie Kisha
Notary’s Name (Typed or Printed)

STATE OF Florida	)
	)	SS.
COUNTY OF Orange	)
     On February 13, 2009 before me, the undersigned, a Notary Public in and for said State, personally appeared Gary Byrd personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within named instrument as Vice President of FairShare Vacation Owners Association, an Arkansas non-profit corporation, in its capacity as “Trustee”, executed same in accordance with a resolution of the Board of Directors of the corporation or the corporate by-laws.
     WITNESS my hand and official seal.

Signature	/s/ Amy Bornmann

Amy Bornmann
Notary’s Name (Typed or Printed)